UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 28, 2010 (July 26, 2010)
DAWSON GEOPHYSICAL COMPANY
(Exact name of Registrant as specified in its charter)

TEXAS (State of incorporation or organization)	001-34404 (Commission file number)	75-0970548 (I.R.S. employer identification number)
508 West Wall, Suite 800
Midland, Texas 79701
(Address of principal executive offices)
(432) 684-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On July 26, 2010, the Compensation Committee of Dawson Geophysical Company (the “Company”) approved the grant of restricted shares of the Company’s common stock, par value $0.33 1/3 per share, effective as of July 26, 2010, to the following named executive officers in the respective amounts set forth below. The awards are subject to the terms, conditions and restrictions contained in the Dawson Geophysical Company 2006 Stock and Performance Incentive Plan and the applicable Restricted Stock Agreement relating to such grants, a form of which was filed as Exhibit 10.3 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on February 11, 2008.

Executive Officer	Shares Awarded
Stephen C. Jumper Chief Executive Officer and President	10,000

C Ray Tobias Executive Vice President and Chief Operating Officer	6,500

Christina W. Hagan Executive Vice President, Secretary and Chief Financial Officer	6,000

K.S. Forsdick Senior Vice President	5,600
     Generally, the restricted shares will vest and become unrestricted as of July 26, 2013 if the executive officer remains an employee of the Company or one of its affiliates through such date.
     The foregoing summary is qualified in its entirety by, and should be read in conjunction with, the full text of the form of the Restricted Stock Agreement, which is incorporated by reference from Exhibit 10.3 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on February 11, 2008.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 26, 2010, the Company’s Board of Directors (the “Board”) approved an amendment and restatement of the Company’s Bylaws (i) to conform the language of the Bylaws to certain changes in Texas law, (ii) to clarify and modernize certain provisions of the Bylaws and (iii) to revise the advance notice provisions therein. The revision to the Company’s Bylaws are effective immediately.
     On January 1, 2010, the Texas Business Corporations Act (the “TBCA”) ceased to apply to Texas corporations and the Texas Business Organizations Code (the “TBOC”) became applicable to all Texas corporations, including the Company. In order to conform the Company’s Bylaws to the TBOC, the restated Bylaws were amended to reflect the provisions and terminology of the TBOC as well as to make certain other modernizing changes. The changes to the Bylaws include the following:
•	Incorporating the TBOC’s provisions regarding (i) the electronic transmission of notices of meetings of shareholders, (ii) the holding of meetings of shareholders by remote communication and (iii) electronically transmitted proxies.

•	Simplifying (as permitted by the TBOC) how the Board appoints committees (Article III, Section 10) and determines director compensation (Article III, Section 9).

•	Amending the indemnification provision (Article IX) to take out references to the TBCA and to provide for current advancement of expenses.
     In addition to the changes in the Bylaws discussed above, the Board also approved amendments to the Company’s advance notice provisions in Sections 13 and 14 of Article II of the Bylaws pursuant to which the Company’s shareholders can submit a director nomination for election to the Board or a shareholder proposal for consideration at a meeting of shareholders. The changes to the Bylaw advance notice provisions include the following:
•	Clarifying that the advance notice provisions are the exclusive means for shareholders to nominate directors at any annual or special meeting or to propose other business at any annual meeting of shareholders, except for matters properly submitted for inclusion in the Company’s proxy materials in accordance with Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (“Rule 14a-8”).

•	Revising the specific deadlines for shareholders to submit notice of director nominations and other business to be properly brought before shareholder meetings. Generally for annual meetings, shareholders must notify the Company of any nomination or other proposal no earlier than 120 days nor later than 90 days before the first anniversary of the preceding year’s annual meeting. Generally for special meetings, advance notice of a nomination must be received no earlier than 60 days nor later than 40 days prior to the meeting. Under the previous advance notice provisions, shareholders were required to provide the Company such written notice on or prior to 80 days before the meeting.

•	Broadening the type of information that must be provided to the Company regarding any proposed director nominee, including without limitation any material relationship between the director nominee and the nominating shareholder.
     As a result of the revisions to the advance notice provisions, in order for a shareholder to nominate a director or submit other business at the Company’s 2011 Annual Meeting of Shareholders meeting (without such business being included in the Company’s 2011 proxy materials pursuant to Rule 14a-8), a shareholder must comply with the new advance notice provisions set forth in Sections 13 and 14 of Article II, including without limitation providing written notice of such nomination and other business to the Company’s Secretary no earlier than the close of business on September 27, 2010 and no later than the close of business on October 27, 2010. Shareholders wishing to include a shareholder proposal in the Company’s 2011 proxy materials are required to comply with Rule 14a-8.
     The foregoing summary description of the amendments of the Bylaws is qualified in its entirety by reference to the full text of the Company’s Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Second Amended and Restated Bylaws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY
Date: July 28, 2010	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
3.1	—	Second Amended and Restated Bylaws.